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                                      FILING #0003141743 PG 01 OF 02 VOL B-00878
                                            FILED 02/14/2006 08:30 AM PAGE 01945
                                                          SECRETARY OF THE STATE
                                              CONNECTICUT SECRETARY OF THE STATE

                            CERTIFICATE OF AMENDMENT

                    OF THE CHARTER AS AMENDED AND RESTATED OF

                         THE TRAVELERS INSURANCE COMPANY

              BY ACTION OF THE BOARD OF DIRECTORS AND SHAREHOLDERS

      We, the undersigned, C. Robert Henrikson and Gwenn L. Carr, being respectively the President and Secretary of The Travelers Insurance Company, DO HEREBY CERTIFY that:

      1. The name of the corporation is The Travelers Insurance Company (the "Company").

      2. The Charter of The Travelers Insurance Company, as heretofore amended and restated (the "Charter"), is hereby further amended as follows:

            Section 1 of the Charter is hereby amended and restated in its entirety to read as follows:

                  Section 1. The name of the corporation shall be MetLife Insurance Company of Connecticut.

      3. The foregoing amendment of the Charter was approved and adopted by the Board of Directors on October 26, 2005 and by the sole shareholder of said corporation on November 23, 2005 in the manner required by Conn. Gen. Stat. Sections 33-600 to 33-998, inclusive, and by the certificate of incorporation.

      4. Vote of the shareholders:

Number of shares entitled to vote:          40,000,000
Total voting power:                         40,000,000
Vote required for adoption:                 20,000,001
Vote favoring adoption:                     40,000,000

      5. The effective date of the foregoing amendment shall be May 1, 2006.

      We hereby declare that the statements made in the foregoing certificate are true.

      Signed at Long Island City, New York this 10 day of February, 2006.

                                                     /s/ C. Robert Henrikson
                                                     -----------------------
                                                     C. Robert Henrikson
                                                     President

                                                     /s/ Gwenn L. Carr
                                                     -----------------
                                                     Gwenn L. Carr
                                                     Secretary

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[SEAL]

                              STATE OF CONNECTICUT
                              Insurance Department

                                      Filing #0003141743 PG 02 OF 02 VOL B-00878
                                            FILED 02/14/2006 08:30 AM PAGE 01946
                                                          SECRETARY OF THE STATE
                                              CONNECTICUT SECRETARY OF THE STATE

THIS IS TO CERTIFY, THAT THE CERTIFICATE OF AMENDMENT TO THE CHARTER OF THE TRAVELERS INSURANCE COMPANY, AS AMENDED AND RESTATED ON OCTOBER 19, 1994, REGARDING THE CHANGE OF NAME TO METLIFE INSURANCE COMPANY OF CONNECTICUT, AS OF MAY 1, 2006, HAS BEEN REVIEWED AND APPROVED.

                                  WITNESS MY HAND AND OFFICIAL SEAL, AT HARTFORD

                                                  THIS 9TH DAY OF FEBRUARY, 2006

                                                                   /s/ ILLEGIBLE
                                                          INSURANCE COMMISSIONER

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                           STATE OF CONNECTICUT       )
                           OFFICE OF THE SECRETARY OF THE STATE) SS.   HARTFORD

                              I hereby certify that this is a true copy of record In this Office
                              In Testimony whereof, I have hereunto set my hand, And affixed the Seal of said State, at Hartford, This 14th day of February A.D. 2006

                              /s/ illegible
                              --------------------------
                              SECRETARY OF THE STATE

                                       3